Exhibit 99.1

Primis Financial Corp. Receives Nasdaq Notice Regarding Delayed 10-K Filing

For immediate release

April 9, 2025

McLean, Virginia, April 9, 2025 – Primis Financial Corp. (NASDAQ: FRST) (“Primis” or the “Company”) announced today that, as expected, it received a notice on April 3, 2025 (the “Notice”) from Nasdaq indicating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires listed companies to timely file all periodic reports with the Securities and Exchange Commission (the “SEC”), as it has failed to timely file its Form 10-K for the period ending December 31, 2024 (the “Form 10-K”), which the Company previously disclosed on Form 12b-25, as filed with the SEC on April 1, 2025, as amended. As previously disclosed, the Company is subjected to a one-year “Panel Monitor” as defined by Nasdaq Listing Rule 5815(d)(4)(B), and, as a result, the Company must request an appeal of this determination to a Hearings Panel (the “Panel”) by April 10, 2025, or the Company’s securities will be scheduled for delisting from Nasdaq and will be suspended at the opening of business on April 14, 2025.

On April 9, 2025, the Company appealed the Staff’s determination in accordance with the procedures set forth in the Nasdaq Listing Rules, requested a hearing before the Panel, and an extension of Nasdaq’s stay of delisting (the “Hearing Request”).

The Hearing Request automatically stayed any suspension of trading for 15 calendar days from the date of the Hearing Request and the Company’s common stock will continue to trade on Nasdaq during such stay. While the determination on whether to grant the extended stay during the appeal process will be made by the Panel, the Company believes that it satisfies the standards for the granting of such an extended stay and does not anticipate that the Company’s securities will be suspended or delisted as a result of the Notice.

The Company plans to file the Form 10-K as promptly as practicable and currently expects to do so prior to the hearing, at which point the Company will be in compliance with the Listing Rules.

The Notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Select Market and the Company expects to regain compliance in advance of the hearing before the Panel.

About Primis Financial Corp.

As of December 31, 2024, Primis had $3.7 billion in total assets, $2.9 billion in total loans held for investment and $3.2 billion in total deposits. Primis Bank provides a range of financial services to individuals and small- and medium-sized businesses through twenty-four full-service branches in Virginia and Maryland and provides services to customers through certain online and mobile applications.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	1676 International Drive, Suite 900
Phone: (703) 893-7400	McLean, VA 22102

Primis Financial Corp., NASDAQ Symbol FRST

Website: www.primisbank.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, about the Company that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “intend,” “may,” “plan,” “should,” “will,” or the negative of these words or other similar terms or expressions. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a further material delay in the Company’s financial reporting, including as a result of unanticipated factors or factors that the Company currently believes will not cause delay that could cause further delay; the possibility that the ongoing review may identify errors or control deficiencies in the Company’s accounting practices; the risk that any restatements may subject us to unanticipated costs or regulatory penalties and could cause investors to lose confidence in the accuracy and completeness of our financial statements; the likelihood that the control deficiencies that may be identified in the future will result in material weaknesses in the Company’s internal control over financial reporting; the possibility that the Company is unable to regain compliance with, or thereafter continue to comply with, the Nasdaq Listing Rules, or experience violations of additional Listing Rules; the possibility that Nasdaq may deny the Company’s appeal and delist the Company’s securities; the risk of investigations or actions by governmental authorities or regulators and the consequences thereof, including the imposition of penalties; the risk that the Company may become subject to shareowner lawsuits or claims; risks related to our ability to implement and maintain effective internal control over financial reporting and/or disclosure controls and procedures in the future, which may adversely affect the accuracy and timeliness of our financial reporting; the inherent limitations in internal control over financial reporting and disclosure controls and procedures; remediation of any potential deficiencies with respect to the Company’s internal control over financial reporting and/or disclosure controls and procedures may be complex and time-consuming; and the impact of these matters on the Company’s performance and outlook and other factors contained in the “Risk Factors” section and elsewhere in the Company’s filings with the SEC from time to time, including, but not limited to, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. The forward-looking statements in this press release are based upon information available to the Company as of the date of this press release, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and its statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.